UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2580 Anthem Village Dr. Henderson, NV 89052

(Address of Principal Executive Offices)

(702) 399-9777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 3, 2015, Quest Solution, Inc. (the “Company”) announced that Kurt Thomet, President of the Company (“Thomet”), resigned from his position with the Company, effective August 26, 2015, subject to a mandatory seven-day revocation period. Thomet will be pursuing other business opportunities. In connection with Thomet’s resignation as President of the Company, the Company entered into an Omnibus Settlement Agreement (the “Settlement Agreement”) with Thomet.

Pursuant to the terms of the Settlement Agreement, Thomet among other things, (i) resigned as President of the Company and is no longer employed by the Company; (ii) accepted full satisfaction of certain promissory notes in exchange for closing and future cash payments and the Company’s assignment of certain licenses (as detailed in (v) below); (iii) terminated 5,600,000 unexercised warrants to purchase Company common stock under two (2) separate agreements; (iv) accepted the termination of Thomet’s Consulting Agreement with the Company and associated 1,500,000 shares of restricted common stock; (v) accepted an assignment of interest in technology licenses and associated intellectual property acquired by the Company from Rampart Detection Systems under a Technology License Agreement; and (vi) agreed to the redemption of 900,000 shares of the Company’s stock in exchange for $342,000 on or before December 31, 2015. The Settlement Agreement also contains confidentiality and nondisparagement provisions and a general release of the Company and Thomet.

The above description of the Settlement Agreement is not complete and is qualified by reference to the complete document. A copy of the Settlement Agreement is filed as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.

(c) On September 3, 2015, Tom Miller, current Chairman of the Board of Directors and Chief Executive Officer of the Company (“Miller”), was appointed President of the Company.

Mr. Miller, age 63, was previously on the Board of Advisors of Bar Code Specialties, Inc., the Company’s wholly-owned subsidiary. He previously served on the Board of Directors of Socket Mobile, Inc. and was a Partner in The SAGE Group of Bellevue, Washington, a management consulting company that works with executives at small to midsize companies on business transformation and revitalization strategies for value-creating events. Mr. Miller also advised private equity firms who invest in wireless and mobility companies. Prior to joining The SAGE Group, Mr. Miller was a member of the executive team at Intermec Corporation, a leader in the automated data collection, wireless and mobile computing industries, serving as its President from 2004–2005. He was also Vice President of Corporate Development until July 2006 with Intermec’s parent company UNOVA. Prior to his appointment as President of Intermec, he was Executive Vice President, Global Sales and Marketing from 2001–2003, and Senior Vice President, Americas and System and Solutions from 1999–2001. Mr. Miller was Chairman of the Automatic Industry and Mobility Association from 2003 – March 2006 and was recognized for his contributions to the industry with induction into the AIDC100 organization in 2004. Mr. Miller previously served on the board of directors and the audit and compensation committees of InfoLogix, Inc., an enterprise mobility automation company serving the healthcare industry, from October 2006 – January 18, 2011 when it was purchased by Stanley Works. Mr. Miller received his Bachelors of Business and a Masters of Business Administration from Western Illinois University.

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The Company and Miller previously entered into that certain Employment Agreement, dated May 1, 2015 (the “Employment Agreement”), which set forth the terms and conditions of Miller’s employment, including, among other things, Miller’s salary, bonuses and termination and severance provisions. In connection with Miller’s appointment as President of the Company, the Employment Agreement was amended to incorporate Miller’s new title (the “Employment Agreement Amendment”). The above description of the Employment Agreement Amendment is not complete and is qualified by reference to the complete document. A copy of the Employment Agreement Amendment is filed as Exhibit 10.2 to this report and is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between Miller and any other person pursuant to which Miller was appointed to serve as President of the Company. Other than the Employment Agreement, as amended, there are no transactions in which Miller had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”).

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 3, 2015, the Company issued a press release (the “Press Release”) announcing the resignation of Thomet as President of the Company and a summary of the Settlement Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit
Number	Description

10.1	Omnibus Settlement Agreement, by and between Quest Solution, Inc. and Kurt Thomet

10.2	First Amendment to Employment Agreement, by and between Quest Solution, Inc. and Thomas O. Miller

99.1	Press Release, dated September 3, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2015

QUEST SOLUTION, INC.

By:	/s/ Thomas O. Miller
Thomas O. Miller
Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Omnibus Settlement Agreement, by and between Quest Solution, Inc. and Kurt Thomet

10.2	First Amendment to Employment Agreement, by and between Quest Solution, Inc. and Thomas O. Miller

99.1	Press Release, dated September 3, 2015

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